Entrada Therapeutics Reports Second Quarter 2023 Financial Results

– On track to dose first participant in ENTR-601-44 Phase 1 clinical trial in the United Kingdom in September 2023 –

– $377 million in cash, cash equivalents and marketable securities as of June 30, 2023 –

– Cash runway through 2025 –

BOSTON, Aug. 8, 2023 (GLOBE NEWSWIRE) -- Entrada Therapeutics, Inc. (Nasdaq: TRDA), a biopharmaceutical company aiming to transform the lives of patients by establishing intracellular Endosomal Escape Vehicle (EEV™)-therapeutics as a new class of medicines, today reported financial results for the second quarter ending June 30, 2023, and highlighted recent business updates.

"We are excited to transition into a clinical stage company with the initiation of our planned Phase 1 trial for our lead Duchenne product candidate, ENTR-601-44. There is a profound need for people living with Duchenne who are exon 44 skipping amenable and we look forward to dosing the first participant in the United Kingdom this September,” said Dipal Doshi, President and Chief Executive Officer of Entrada Therapeutics. “Our fundamentals are strong and with the extension of our cash runway through the end of 2025, we believe we are well-positioned to advance our Duchenne franchise and introduce new indications outside of neuromuscular diseases, creating value for patients and shareholders alike.”

Recent Corporate Highlights

Entrada received authorization from the United Kingdom Medicines and Healthcare Products Regulatory Agency (MHRA) and Research Ethics Committee (REC) for its Clinical Trial of an Investigational Medicinal Product (CTIMP) for a Phase 1 clinical trial in healthy volunteers for ENTR-601-44, the Company's lead product candidate within its Duchenne franchise. This trial is an important part of the overall global clinical development of ENTR-601-44 and the Company believes it will provide clinical data to support the program's next steps, which include a global multiple ascending dose trial in patients with Duchenne who are exon 44 skipping amenable.

The Phase 1 clinical trial’s primary objective is to evaluate the safety of a single dose of ENTR-601-44 in healthy volunteers, with a target enrollment of approximately 40 participants. It will also evaluate tolerability, pharmacokinetics and target engagement as measured by exon skipping in the skeletal muscle. The first participant is expected to be dosed in September of this year with data anticipated in the second half of 2024.

In parallel, Entrada is committed to resolving the clinical hold on its Investigational New Drug (IND) application for ENTR-601-44 with the U.S. Food and Drug Administration (FDA) and expects to provide an update in the fourth quarter of 2023.

Upcoming Conferences

The Company will present at the following investor conferences during the third quarter of 2023:

•Wells Fargo 2023 Healthcare Conference in Boston, MA on September 6-8, 2023

•H.C. Wainwright 25th Annual Global Investment Conference in New York, NY on September 11–13, 2023

Second Quarter 2023 Financial Results

Cash Position: Cash, cash equivalents and marketable securities were $376.8 million as of June 30, 2023, compared to $188.7 million as of December 31, 2022. Entrada anticipates that its cash, cash equivalents and marketable securities as of June 30, 2023, together with ongoing research support and the anticipated achievement of certain milestones under the Vertex Agreement, will be sufficient to extend its cash runway through 2025.

Collaboration Revenue: Collaboration revenue was $18.2 million for the second quarter of 2023. There was no collaboration revenue in the second quarter of 2022.

Research & Development (R&D) Expenses: R&D expenses were $26.3 million for the second quarter of 2023, compared to $16.2 million for the same period in 2022. This increase was primarily due to additional investment in IND-enabling studies to support future clinical trials, sublicense fees, and higher personnel costs, including non-cash, stock-based compensation.

General & Administrative (G&A) Expenses: G&A expenses were $8.2 million for the second quarter of 2023, compared to $7.3 million for the same period in 2022. This increase was primarily due to higher personnel costs, including non-cash, stock-based compensation, legal costs and other costs to support its continued research and development activities.

Net Loss: Net loss was $25.9 million for the second quarter of 2023, compared to a net loss of $23.2 million for the same period in 2022.

About Entrada Therapeutics
Entrada Therapeutics is a biopharmaceutical company aiming to transform the lives of patients by establishing a new class of medicines, Endosomal Escape Vehicle (EEV™)-therapeutics, to engage intracellular targets that have long been considered inaccessible and undruggable. The Company’s EEV therapeutics are designed to enable the efficient intracellular delivery of a wide range of therapeutics into a variety of organs and tissues, resulting in an improved therapeutic index. Through its proprietary, highly versatile and modular EEV platform, Entrada is building a robust development portfolio of RNA-, antibody- and enzyme-based programs for the potential treatment of neuromuscular, immunological, ocular and metabolic diseases, among others. The Company’s lead oligonucleotide programs include ENTR-601-44 and ENTR-601-45 for the potential treatment of people living with Duchenne who are exon 44 and 45 skipping amenable, respectively, as well as our partnered candidate ENTR-701 targeting myotonic dystrophy type 1 (DM1).

For more information about Entrada, please visit our website, www.entradatx.com, and follow us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements regarding Entrada’s strategy, future operations, prospects and plans, objectives of management, Entrada’s ability to initiate and recruit for its planned healthy volunteer trial for ENTR-601-44 in the United Kingdom with the first participant dosed in September 2023, express or implied statements regarding the clinical hold on the IND for ENTR-601-44, Entrada’s ability to address the FDA’s concerns regarding its IND for ENTR-601-44, expectations regarding the timing and content of any update expected in the fourth quarter of 2023 concerning the clinical hold on the IND for ENTR-601-44, expectations regarding the timing of data from its Phase 1 clinical trial for ENTR-601-44 in the second half of 2024, expectations regarding the therapeutic benefits of ENTR-601-44, the continued development and advancement of ENTR-601-44 and ENTR-601-45 for the treatment of Duchenne and ENTR-701 for the treatment of DM1, including the IND application-enabling studies, the ability to develop additional therapeutic programs, including further exon skipping programs, the potential therapeutic benefits of its EEV candidates, and the sufficiency of its cash resources through 2025, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” or “would,” or the negative of these terms, or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Entrada may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: uncertainties inherent in the identification and development of product candidates, including the conduct of research activities and the initiation and completion of preclinical studies and clinical trials; uncertainties as to the availability and timing of results from preclinical studies and clinical trials; the timing of and Entrada’s ability to submit and obtain regulatory clearance for IND or equivalent foreign applications and initiate clinical trials; whether results from preclinical studies will be predictive of the results of later preclinical studies and clinical trials; whether Entrada’s cash resources will be sufficient to fund the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; as well as the risks and uncertainties identified in Entrada’s filings with the Securities and Exchange Commission (SEC), including the Company’s most recent Form 10-K and in subsequent filings Entrada may make with the SEC. In addition, the forward-looking statements included in this press release represent Entrada’s views as of the date of this press release. Entrada anticipates that subsequent events and developments will cause its views to change. However, while Entrada may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Entrada’s views as of any date subsequent to the date of this press release.

ENTRADA THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Collaboration revenue	$18,170	$—	$43,430	$—
Operating expenses:
Research and development	26,300	16,248	49,402	31,966
General and administrative	8,169	7,334	16,107	13,767
Total operating expenses	34,469	23,582	65,509	45,733
Loss from operations	(16,299)	(23,582)	(22,079)	(45,733)
Other income:
Interest and other income	4,218	403	6,875	883
Total other income	4,218	403	6,875	883
Loss before provision for income taxes	(12,081)	(23,179)	(15,204)	(44,850)
Provision for income taxes	(13,847)	—	(17,398)	—
Net loss	$(25,928)	$(23,179)	$(32,602)	$(44,850)
Net loss per share attributable to common stockholders, basic and diluted	$(0.78)	$(0.74)	$(0.99)	$(1.43)
Weighted‑average common shares outstanding, basic and diluted	33,163,320	31,275,306	32,770,989	31,261,189

ENTRADA THERAPEUTICS, INC.
Condensed Consolidated Balance Sheet Data (Unaudited)
(In thousands)

	June 30, 2023	December 31, 2022

Cash, cash equivalents and marketable securities	$376,789	$ 188,712
Total assets	493,983	252,056
Total liabilities	287,075	39,502
Total stockholders’ deficit	206,908	212,554

Investor and Media Contact
Karla MacDonald
Chief Corporate Affairs Officer
kmacdonald@entradatx.com